EXHIBIT 99.1
Lennox International reports record third quarter sales and net income;
Raises full-year 2005 guidance
     (DALLAS, October 26, 2005) — Lennox International Inc. (NYSE:LII) today announced record sales and net income for third quarter 2005. Revenue increased 20 percent to $928 million, with foreign exchange contributing one percent to sales growth. Net income was $49 million, up 158% from $19 million the prior year. Diluted earnings per share were $0.68, compared with $0.29 in the third quarter last year. Adjusting third quarter 2004 results for a $9 million loss from discontinued operations, income from continuing operations was $28 million, or $0.42 per diluted share.
     In the third quarter 2005, the company recorded a cumulative effect of accounting change of $0.2 million income net of tax, reflecting early adoption of SFAS 123R — Share-Based Payments, which addresses the accounting for stock-based compensation.
     The company generated $89 million in cash flow from operations and $15 million was invested in capital expenditures, resulting in strong free cash flow of $74 million. As of September 30, 2005, total debt was $236 million, a reduction of $83 million from third quarter 2004. The reduction includes $41 million in convertible notes that were converted to common shares of LII stock prior to the end of the quarter.
     “LII had an outstanding third quarter,” said Bob Schjerven, chief executive officer. “The improvement was broad-based, with all our business segments realizing increased revenue and segment profit. Robust demand for residential equipment and service due to hot summer weather contributed to our strong results, as did improved domestic demand for commercial equipment. In addition, the price increases we have implemented in our equipment businesses are sticking.
     “We are optimistic this momentum will continue into the fourth quarter, and are raising our full-year 2005 earnings per share guidance from $1.60 to $1.70 to a range of $1.75 to $1.80.” This range represents a 26% to 29% improvement over the $1.39 EPS from continuing operations before goodwill impairment reported in 2004. The company also raised its 2005 revenue growth expectations to approximately 10 percent from the high-single digits previously announced.
Business segment highlights:
     Heating & Cooling: Benefiting from hot summer temperatures, LII’s Residential Heating & Cooling revenue rose 28 percent to $465 million, with foreign exchange contributing one percent of the growth. Segment profit increased 50 percent to $67 million, driven by higher volumes and improved pricing. Segment profit margins expanded 200 basis points to 14.4 percent. “Our activities to comply with the new 13 SEER minimum energy efficiency standard for residential air conditioning are on track,” Schjerven said. “We believe the movement to 13 SEER will be a net positive for our company and the industry, and we will be ready with a competitive range of products when the regulation takes effect January 23 of next year.”
     Commercial Heating & Cooling continues to make progress. Revenue was up 16 percent to $192 million, with no meaningful impact from foreign exchange. Strong sales increases to domestic national accounts and through commercial sales districts that focus on contractor customers easily offset lower sales in Europe, where the market remains stagnant. Segment profit grew 34 percent to $27 million, again due to higher volumes and improved pricing. Segment profit margins expanded to 14.0 percent from 12.1 percent last year.
     Service Experts: Sales for Service Experts were up 14 percent to $172 million, a 12 percent increase when adjusted for currency fluctuations. Segment profit of $8 million, or 4.6 percent of sales, compares very favorably with a $1 million loss in last year’s third quarter, with improved revenue as the primary driver. Third quarter 2004 was negatively impacted by an increase in reserves of nearly $2 million for obsolete and slow-moving inventory. Service Experts’ performance continues to meet internal expectations and the segment is on track to achieve a low-single digit segment profit margin percentage for the full year.
     Refrigeration: Revenue rose 7 percent, up 3 percent in constant currencies. Segment profit increased 6 percent to $12 million, with the improvement coming from domestic operations. When adjusted for foreign exchange, international sales were flat, with increases in South America offsetting declines in the Asia Pacific region. Segment profit from international operations was also relatively flat. Segment profit margins declined by 10 basis points to 10.0 percent.
Conference Call
     A conference call will be held today, October 26, at 9:30 a.m. (CDT). All interested parties are invited to listen as Bob Schjerven, CEO, and Sue Carter, CFO, comment on the company’s operating results.
     To listen, please call the conference call line at 612-332-0345 ten minutes prior to the scheduled start time and use reservation number 799796. The number of connections for this call is limited. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.
     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. October 26 through November 02, 2005, by dialing 800-475-6701, access code 799796. This call will also be archived on the company’s web site.
     Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.
     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. A list of these risks and uncertainties — which includes the impact of higher raw material prices, the company’s ability to implement price increases for products and services, the impact of unfavorable weather on demand for the company’s products and services, and the potential impact on operations related to new NAECA efficiency standards — is included in the company’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Nine Months Ended September 30, 2005 and 2004
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
NET SALES	$927.5	$771.9	$2,495.6	$2,241.3
COST OF GOODS SOLD	612.1	513.5	1,664.4	1,482.0

Gross Profit	315.4	258.4	831.2	759.3
OPERATING EXPENSES:
Selling, general and administrative expense	230.2	209.1	659.4	624.5
(Gains), losses and other expenses, net	0.1	—	(8.6)	—
Restructuring charge	0.2	—	2.4	—
Goodwill impairment	—	—	—	208.3

Operational income (loss) from continuing operations	84.9	49.3	178.0	(73.5)
INTEREST EXPENSE, net	4.3	6.1	14.4	22.5
OTHER EXPENSE (INCOME)	3.5	(0.2)	3.0	(0.7)

Income (loss) from continuing operations before income taxes and cumulative effect of accounting change	77.1	43.4	160.6	(95.3)
PROVISION FOR INCOME TAXES	28.5	15.3	59.5	18.0

Income (loss) from continuing operations before cumulative effect of accounting change	48.6	28.1	101.1	(113.3)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET	(0.2)	—	(0.2)	—

Income (loss) from continuing operations	48.8	28.1	101.3	(113.3)
DISCONTINUED OPERATIONS:
Loss from operations of discontinued operations	0.1	6.5	1.9	29.6
Income tax benefit	(0.1)	(1.7)	(0.5)	(6.3)
Loss on disposal of discontinued operations	—	4.7	0.1	5.3
Income tax benefit	—	(0.3)	(0.2)	(0.5)

Loss from discontinued operations	—	9.2	1.3	28.1

Net income (loss)	$48.8	$18.9	$100.0	$(141.4)

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
Basic	$0.77	$0.46	$1.63	$(1.90)
Diluted	$0.68	$0.42	$1.45	$(1.90)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE PER SHARE:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—

INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.77	$0.46	$1.63	$(1.90)
Diluted	$0.68	$0.42	$1.45	$(1.90)

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$(0.15)	$(0.02)	$(0.47)
Diluted	$—	$(0.13)	$(0.02)	$(0.47)

NET INCOME (LOSS) PER SHARE:
Basic	$0.77	$0.31	$1.61	$(2.37)
Diluted	$0.68	$0.29	$1.43	$(2.37)

AVERAGE SHARES OUTSTANDING:
Basic	62.9	60.1	62.1	59.8
Diluted	74.2	70.3	73.1	59.8

CASH DIVIDENDS DECLARED PER SHARE:	$0.10	$0.095	$0.30	$0.285

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months and Nine Months Ended September 30, 2005 and 2004
(Unaudited, in millions)

	For the		For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net Sales
Residential	$464.9	$362.1	$1,242.3	$1,087.0
Commercial	191.9	165.9	489.3	425.7

Heating and Cooling	656.8	528.0	1,731.6	1,512.7
Service Experts	171.8	151.3	475.5	457.8
Refrigeration	119.6	112.3	348.4	329.5
Eliminations	(20.7)	(19.7)	(59.9)	(58.7)

	$927.5	$771.9	$2,495.6	$2,241.3

Segment Profit (Loss) (A)
Residential	$67.0	$44.8	$153.9	$132.5
Commercial	26.8	20.0	46.8	38.1

Heating and Cooling	93.8	64.8	200.7	170.6
Service Experts	7.9	(1.2)	10.8	(3.2)
Refrigeration	12.0	11.3	31.0	31.6
Corporate and other	(28.5)	(26.5)	(70.7)	(64.3)
Eliminations	—	0.9	—	0.1

Segment Profit	85.2	49.3	171.8	134.8
Reconciliation to income (loss) from continuing operations before income taxes and cumulative effect of accounting change:
(Gains), losses and other expenses, net	0.1	—	(8.6)	—
Restructuring charge	0.2	—	2.4	—
Goodwill impairment	—	—	—	208.3
Interest expense, net	4.3	6.1	14.4	22.5
Other expense (income)	3.5	(0.2)	3.0	(0.7)

	$77.1	$43.4	$160.6	$(95.3)

(A)	Segment profit (loss) is based upon income (loss) from continuing operations before income taxes and cumulative effect of accounting change included in the accompanying consolidated statements of operations excluding Goodwill Impairment.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2005 and December 31, 2004
(In millions, except share data)
ASSETS

	September 30,	December 31,
	2005	2004
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$176.2	$60.9
Accounts and notes receivable, net	567.4	472.5
Inventories	254.0	247.2
Deferred income taxes	14.0	13.1
Other assets	50.5	45.9
Assets held for sale	0.1	5.1

Total current assets	1,062.2	844.7
PROPERTY, PLANT AND EQUIPMENT, net	244.6	234.0
GOODWILL, net	225.6	225.4
DEFERRED INCOME TAXES	85.3	82.8
OTHER ASSETS	121.4	131.7

TOTAL ASSETS	$1,739.1	$1,518.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$2.5	$6.0
Current maturities of long-term debt	114.3	36.4
Accounts payable	312.9	237.0
Accrued expenses	311.6	286.3
Income taxes payable	41.4	14.6
Liabilities held for sale	1.1	3.7

Total current liabilities	783.8	584.0
LONG-TERM DEBT	119.3	268.1
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS	15.5	14.2
PENSIONS	106.1	105.5
OTHER LIABILITIES	80.5	73.9

Total liabilities	1,105.2	1,045.7

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 68,313,156 shares and 66,367,987 shares issued for 2005 and 2004, respectively	0.7	0.7
Additional paid-in capital	519.2	454.1
Retained earnings	148.1	66.8
Accumulated other comprehensive income	—	0.7
Deferred compensation	—	(18.2)
Treasury stock, at cost, 3,183,631 shares and 3,044,286 for 2005 and 2004, respectively	(34.1)	(31.2)

Total stockholders’ equity	633.9	472.9

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,739.1	$1,518.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except ratio data)
Free Cash Flow

	For the	For the
	Three Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2005
Net cash provided by operating activities	$88.5	$154.5
Purchases of property, plant and equipment	(14.5)	(42.0)

Free cash flow	$74.0	$112.5

Operational Working Capital — Continuing Operations

		September 30,
		2005
	September 30,	Trailing
	2005	12 Mo. Avg.
Accounts and Notes Receivable, Net	$567.4
Allowance for Doubtful Accounts	19.9

Accounts and Notes Receivable, Gross	587.3	$517.0

Inventories	254.0
Excess of current Cost Over Last-in, First-out	57.4

Inventories as Adjusted	311.4	324.6

Accounts Payable	(312.9)	(276.2)

Operating Working Capital (a)	585.8	565.4

Net Sales, Trailing Twelve Months (b)	3,237.0	3,237.0

Operational Working Capital Ratio (a/b)	18.1%	17.5%

Note: Management uses free cash flow and operational working capital, which are not defined by U.S. GAAP, to measure the Company’s operating performance. Free cash flow and operational working capital are also two of several measures used to determine incentive compensation for certain employees.
Adjusted Income From Continuing Operations

	For the Twelve Months Ended
	December 31,
	2004	EPS
Net loss, as reported	$(134.4)	$(2.24)
Loss from discontinued operations	40.9	0.68

Loss from continuing operations	(93.5)	(1.56)
Goodwill impairment, net of income tax	184.8

Adjusted income from continuing operations	$91.3	$1.39